Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 30, 2004 (except with respect to the matters discussed in Note 3 and paragraph 10 of Note 7, as to which the date is March 5, 2004) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-108943) and related Prospectus of Hornbeck Offshore Services, Inc. for the registration of 6,000,000 shares of its common stock.

Ernst & Young LLP

New Orleans, La.

March 8, 2004